Calculation of Filing Fee Tables
S-3
EXAGEN INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common stock, $0.001 par value per share	457(o)
		Equity	Preferred stock, $0.001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Equity	Warrants	457(o)
		Equity	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 150,000,000.00	0.000087	$ 13,050.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 150,000,000.00		$ 13,050.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 13,050.00
Offering Note
[1]	(1) (a) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $150,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The $150,000,000 of securities registered hereunder includes $50,000,000.00 of shares of common stock that may be offered, issued and sold pursuant to that certain sales agreement, dated November 9, 2026, by and between the registrant and TD Securities (USA) LLC. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (b) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act. (2) (a) There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants, and such indeterminate number of units, as shall have an aggregate initial offering price not to exceed $150,000,000.00. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $150,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum initial offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The $150,000,000 of securities registered hereunder includes $50,000,000.00 of shares of common stock that may be offered, issued and sold pursuant to that certain sales agreement, dated November 9, 2026, by and between the registrant and TD Securities (USA) LLC. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. (b) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Item 16(b) of Form S-3 under the Securities Act. (c) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date